EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                              Three Months Ended        Nine Months Ended
                            _______________________  _______________________

                               Oct 1,     Sept 25,     Oct 1,       Sept 25,
                                1994        1993        1994          1993
                            ___________  __________  ___________  __________
PRIMARY:
     NET INCOME (LOSS)      $   500,961  $  841,362  $(3,722,942) $3,810,092
                            ___________  __________  ___________  __________
                            ___________  __________  ___________  __________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock        12,243,400  12,114,964   12,249,896  10,836,870

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price            33,716      63,926       36,519      79,515

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price         1,018,544     423,572      871,815      97,316
                            ___________  ___________  __________  __________

          TOTAL SHARES       13,295,660  12,602,462   13,158,230  11,013,701
                            ___________  ___________  __________  __________
                            ___________  ___________  __________  __________



         PER SHARE AMOUNT   $       .04  $      .07  $      (.28) $      .35
                            ___________  ___________  __________  __________
                            ___________  ___________  __________  __________




FULLY DILUTED:
  Net income (loss)         $   500,961  $  841,362  $(3,722,942) $3,810,092
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                  -0-         -0-          -0-         -0-
                            ___________  __________  ___________  __________

  ADJUSTED NET
    INCOME (LOSS)           $   500,961  $  841,362  $(3,722,942) $3,810,092
                            ___________  __________  ___________  __________
                            ___________  __________  ___________  __________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                              Three Months Ended        Nine Months Ended
                            _______________________  _______________________

                               Oct 1,     Sept 25,     Oct 1,       Sept 25,
                                1994        1993        1994          1993
                            ___________  __________  ___________  __________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock        12,243,400  12,114,964   12,249,896  10,836,870

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                    33,708      63,926       36,492      79,718

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                 1,173,943     509,048    1,173,943     169,684

Net effect of conversion of
 convertible subordinated
 debentures (A)                     -0-         -0-          -0-         -0-
                            ___________  __________  ___________  __________

             TOTAL SHARES    13,451,051  12,687,938   13,460,331  11,086,272
                            ___________  __________  ___________  __________
                            ___________  __________  ___________  __________



         PER SHARE AMOUNT   $       .04  $      .07  $      (.28) $      .34
                            ___________  __________  ___________  __________
                            ___________  __________  ___________  __________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 and $479,538 for the three months ended October 1, 1994, and September 25, 1993, respectively and of $1,417,613 and $1,439,613 for the nine months ended October 1, 1994, and September 25, 1993, respectively has been excluded from computation since the effect was anti-dilutive.